UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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2025 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
THE ANNUAL MEETING OF STOCKHOLDERS OF GROUPON, INC. WILL BE HELD
June 11, 2025 | 10:00 a.m. Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

NASDAQ: GRPN / ir@groupon.com

LETTER FROM THE
CHAIRMAN
Dear Stockholder:
I am pleased to invite you to attend the Annual Meeting of Stockholders of Groupon, Inc. (the “Annual Meeting”), which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, on June 11, 2025 at 10:00 a.m. Central Time. The doors will open at 9:30 a.m. Central Time.

The attached Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”) contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We urge you to read the accompanying Proxy Statement carefully and to vote “FOR” the director nominees proposed by the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025 and “FOR” the non-binding, advisory approval of our named executive officer compensation. On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.

Sincerely,
Theodore Leonsis
Chairman of the Board of Directors

Groupon Proxy Statement and Notice of 2025 Annual Meeting

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
June 11, 2025 | 10:00 a.m. Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

ITEMS OF BUSINESS
•To elect five directors from the nominees named in this Proxy Statement.
•To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2025.
•To conduct a non-binding, advisory vote to approve our named executive officer compensation, as described in this Proxy Statement.
•To transact other business that may properly come before the Annual Meeting.

Record Date
Only stockholders of record at the close of business on April 17, 2025 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting.

Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.

Proxy Voting

IMPORTANT: Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option, as described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 11, 2025. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our stockholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Groupon Proxy Statement and Notice of 2025 Annual Meeting

By order of the Board of Directors,
Ted Leonsis
Chairman of the Board of Directors
Chicago, Illinois
April 28, 2025
The date of this Proxy Statement is April 28, 2025, and it is first being delivered to stockholders on or about April 28, 2025.

Groupon Proxy Statement and Notice of 2025 Annual Meeting

Groupon Proxy Statement and Notice of 2025 Annual Meeting

CORPORATE GOVERNANCE AT GROUPON
Human Capital Strategy
At Groupon, Inc. (the “Company,” “Groupon,” “we,” “our,” or “us”) we believe attracting and securing top-notch talent from around the world is the cornerstone of our future. Our senior leadership, guided by our Board of Directors (the “Board”), oversees this mission by crafting and implementing our human capital strategy. This involves recruiting, developing and retaining the best minds to fuel our operations and drive our strategic goals and shaping competitive compensation and benefits packages.

We’re cultivating a thriving performance-driven culture and a team committed to our transformation. In line with this we re-vamped our values in 2023 to ensure that they support the culture and behaviors we need to succeed. Our values are:

•Ownership and Accountability
•High Performance
•Transparency
•Innovation
•Customer Focus
•Respect, Integrity, and Inclusion
Together, they form the foundations of a culture that embraces speed and agility, relies on data-driven decisions based on measurable results and fosters a culture of ownership and accountability. We believe this fosters a resilient workforce equipped to weather challenges and capitalize on opportunities. Our focus on performance isn’t only about numbers; it’s about attracting and retaining top talent who thrive in a fast-paced, results-oriented environment. Ultimately, we see this cultural shift as the engine that propels us towards our ambitious vision of becoming the go-to platform for experiences.
Election of Directors
As stockholders, you have the right to elect our Board. The Board is nominating five nominees for election. Information to inform your vote is set forth below:

•Groupon Corporate Governance Principles & Highlights
•Board of Director Biographies
•How the Board is Selected and Evaluated
•How the Board is Organized and Governs
•How to Communicate with the Board
•Director Compensation
Groupon Corporate Governance Principles & Highlights
We believe our corporate governance practices promote the long-term interests of our stockholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability.

We regularly evaluate our corporate governance practices and policies in order to maintain a strong governance framework designed to meet these goals. In addition, our Nominating and Corporate Governance Committee (“Nominating Committee”) periodically reviews evolving legal and regulatory developments and governance best practices to determine those that it believes will best serve the interests of our stockholders. More specifically, our Nominating Committee annually reviews our various corporate governance policies for compliance and to recommend any amendments to these policies in light of any such evolving legal and regulatory developments and governance best practices.

Highlights of our corporate governance framework include:

Board of Directors
1 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

•Four of our five current directors are independent
•Directors have diverse experience, including e-commerce and technology, marketing and advertising, investment, finance and accounting, M&A, international and public company service
•Independent directors meet regularly without management present
•Audit, Compensation and Nominating Committees are comprised entirely of independent directors
•Director stock ownership and holding guidelines
•In October 2021, we amended our Corporate Governance Guidelines to implement a “Rooney Rule” policy with respect to new director searches

Stockholder Voting

•Annual director elections; no classified board
•Single class of voting common stock
•Directors may be removed with or without cause
•No super-majority requirements to approve mergers or other business combinations or charter amendments
•Annual Say-on-Pay vote (approximately 98% “FOR” in 2024)

Audit & Risk Oversight

•Three members of the Audit Committee are audit committee financial experts under SEC rules

Insider Trading Policy

We have an insider trading policy governing the purchase, sale, and other dispositions of Groupon securities that applies to all our personnel, including directors, officers, employees, and other covered persons. While the insider trading policy does not apply to the Company, we also follow procedures for the repurchase of our own securities. We believe our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19.1 to its Annual Report on Form 10‑K for the year ended December 31, 2024.

2 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

BOARD OF DIRECTORS
Board of Directors Biographies
The Board is nominating five nominees for election. Information about the professional backgrounds, qualifications and other board memberships of our nominees is set forth below.

Theodore Leonsis Age 69 Chairman of the Board Independent Director Chair, Nominating Committee Member, Audit Committee
Experience
•Groupon Director (2009-present); Chairman of the Board (2020-present); Lead Independent Director (2015-2019); Chairman of the Board (2013-2015); Office of the Chief Executive (2013); Vice Chairman (2011-2013)
•Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Capital One Arena in Washington, D.C. (2009-present)
•Mr. Leonsis served as Vice Chairman Emeritus at AOL, LLC (2006-Present), and served in a number of executive positions including Vice Chairman and President, AOL Audience Business (1994-2006)
•Co-founder and partner, Revolution Growth Fund II, Revolution Growth Fund III, Revolution Growth Fund IV, and Revolution Growth Fund V private investment firms (2011-Present)
•Director and Chairman of the Nominating and Corporate Governance Committee for Tempus AI, Inc. (NASDAQ: TEM) (2024-Present)
•Director, American Express Co. (NYSE: AXP) (2010-Present)
•Director of several private internet and technology companies and charitable organizations
Skills & Qualifications
•Technology / E-commerce
•Marketing / Advertising
•International
•Audit / Finance

Mr. Leonsis brings to the Board in-depth experience in digital businesses and innovative approaches, as well as expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

3 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Dusan Senkypl Age 49 Director and Chief Executive Officer
Experience
•Groupon Director (2022-present) (originally appointed pursuant to the terms of a Cooperation Agreement, dated as of June 13, 2022); Chief Executive Officer (“CEO”) (May 2024-present); Interim CEO (March 2023 - May 2024)
•Partner of Pale Fire Capital SE (“PFC”), the Company’s largest stockholder, and a private equity investment group that invests in e-commerce companies both in Europe and worldwide, since January 2017, where he also served as a director from November 2019 to April 2021, and has served as chairman of the board of directors (April 2021-present)
•Director at Aukro s.r.o., the largest Czech online marketplace (2019-present)
•Director and chairman of the board of directors at Rouvy, SE, a global indoor cycling app competing with Zwift Inc. (2021-present)
•Founder and chief executive officer of NetBrokers Holding (“NBH”), which became the largest insurance and finance marketplace in the Czech Republic and Slovakia (2014-2018)
•Co-founder, chief executive officer and director, ePojisteni.cz, an insurance technology company (2009-2019)

Skills & Qualifications
•Technology / E-commerce
•International
•Public Investment / Portfolio Management

Mr. Senkypl brings to the Board significant e-commerce leadership experience gained from leadership positions at several e-commerce, Internet and technology companies.

Jan Barta Age 39 Independent Director Member, Nominating Committee
Experience
•Groupon Director (2022-present) (originally appointed pursuant to the terms of a Cooperation Agreement, dated as of June 13, 2022)
•Partner of PFC (January 2017-present), where he also serves as Chairman of the Supervisory Board
•Partner in Epojisteni.cz, an insurance technology company (2010-2018)
•Partner in NBH, a financial technology company (2014-2018)

Skills & Qualifications
•Technology / E-commerce
•International
•Public Investment / Portfolio Management

Mr. Barta brings to the Board significant knowledge of e-commerce and technology companies as a result of managing investments and advising on strategy for many technology companies.

4 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Robert Bass Age 75 Independent Director Chair, Audit Committee Member, Compensation Committee
Experience
•Groupon Director and Audit Committee Member (2012-present), including serving as Audit Committee Chair (2013-Present) and a Compensation Committee member (2016-Present)
•Deloitte, a global firm providing audit, consulting, tax and advisory services; Vice Chairman (2006-2012); Partner (1982-2012); specializing in e-commerce, mergers and acquisitions, SEC filings and related issues
•Director and chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN) (2016-Present)
•Trustee and chairman of the audit committee and member of the nominating committee of Blackstone Secured Lending Fund
•Director and chairman of the audit committee of Lucky Strike Entertainment Corp. (NYSE: LUCK) (2021-Present) (formerly known as Bowlero Corp.)
•Former Director and chairman of the risk and audit committee, Sims Metal Management (ASX: SGM.AX) (2013-2018)
•Former director and chairman of the audit committee of NewPage Corporation (2013-2014)

Other
•Certified public accountant licensed in New York and Connecticut
•Member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants

Skills & Qualifications
•Technology / E-commerce
•International
•Audit / Finance

Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s financial statements and SEC filings.

Jason Harinstein Age 49 Independent Director Chair, Compensation Committee Member, Audit Committee
Experience
•Groupon Director (July 2023-Present)
•Chief Financial Officer of Collectors, Inc., a provider of grading, authentication, information and liquidity services to the collectibles industry (2021-Present)
•Director of Funko, Inc. (NASDAQ: FNKO) (2024-Present)
•Groupon SVP of Corporate Development and Strategy (2011-2017)
•Chief Financial Officer of Flatiron Health, a healthcare technology company (2017 to 2021)
•Director of Corporate Development at Google (2005-2011)

Skills & Qualifications
•Technology / E-commerce
•International
•Audit / Finance

Mr. Harinstein brings to the Board a deep understanding of Groupon’s unique offering coupled with broad marketplace and corporate experience, which further strengthens the diverse set of skills and experiences represented on the Board.

5 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Director Nominee Qualifications and Experience
The chart below identifies certain skills and qualifications our director nominees bring to the Board, based on areas we believe are important to our success. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide effective oversight and strategic advice to our management. We believe the categories of skills and qualifications highlighted below are particularly relevant to the oversight of our global e-commerce business. We review the categories of skills and qualifications annually. The skills and qualifications of our individual directors are described in greater detail above.

Skills & Experience

Audit / Finance	■■■
Public Investment / Portfolio Management	■■
International	■■■■■
Marketing / Advertising	■
Technology / E-Commerce	■■■■■

6 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

BOARD SELECTION AND EVALUATION
Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the Nasdaq listing standards as well as the Board’s determination that the director does not have a relationship with Groupon management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.

Based on the review and recommendation by the Nominating Committee, the Board analyzed the independence of each current director and each director who served on the Board during 2024 and determined that Messrs. Barta, Bass, Leonsis, and Harinstein meet the standards of independence under our Corporate Governance Guidelines and applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. Our Board determined that Mr. Senkypl was not an independent director following his appointment as Interim CEO in March 2023 and his subsequent appointment as CEO in May 2024.

Procedures for Nominating Directors; Board Composition
The Nominating Committee reviews with the Board the appropriate set of characteristics, skills and experiences for the Board as a whole, with the objective of having a Board that can best help drive the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In evaluating its overall composition, our Board and Nominating Committee take into account many factors, including: general understanding of marketing, finance and other disciplines relevant to the Company’s industry or the success of a large publicly traded company in today’s business environment; operational and senior leadership experience; needs and strategy of the Company relative to the overall composition of our Board; understanding of our business and technology; independence; and diversity of background, skills and experience. The Nominating Committee regularly engages in ongoing Board composition planning to assure that our Board continues to maintain an appropriate mix of skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.

The Nominating Committee reviews the skills and qualifications of each candidate for nomination to the Board. The Nominating Committee considers candidates that are suggested by members of the Board, as well as management, our stockholders and any director search firm retained by the Board or the Nominating Committee. The Nominating Committee and Board will instruct any director search firm they engage to include no fewer than three qualified candidates. In evaluating a candidate, the Nominating Committee considers, among other things: compliance with our “Rooney Rule” policy; educational and professional background; personal accomplishments; potential conflicts of interest; whether he or she also brings specific skills or expertise in areas that the Board has identified as desired; and whether he or she possesses personal attributes and diverse experiences that will contribute to the effective functioning of the Board as a whole. In addition, characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.

The Nominating Committee assesses the effectiveness of its efforts to maintain an effective Board through the Board self-evaluation process and in the course of its regular responsibilities, which include:

•reporting to our Board on the performance and effectiveness of the Board;
•presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting; and
•obtaining or performing an assessment of the Nominating Committee’s own performance.
The Nominating Committee will consider stockholders’ recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of Corporate Secretary c/o Legal Department, Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Amended and Restated Bylaws and the newly enacted universal proxy rules contained in Rule 14a-19 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

HOW THE BOARD IS
ORGANIZED AND GOVERNS
Board and Executive Leadership
The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. At this time, Mr. Leonsis, an independent director, serves as Chairman of the Board, a role he has held since June 2020.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while enabling the Chairman to facilitate our Board’s oversight of management, promote communication among management, our Board, and our independent directors, and support our Board’s consideration of key governance and risk oversight matters. The Board believes its programs for overseeing risk, as described below under “Risk Oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight
Our Board, either directly or through its committees, exercises oversight of strategic risks to the Company, including operational, financial, compliance, legal, strategic, reputational, governance and succession planning. Key features of our risk oversight practices include:

•Management periodically reports on areas of potential risk to our Board or the relevant committee, which provides guidance, as appropriate, on risk tolerance, assessment and mitigation.
•The Audit Committee reviews and assesses the Company’s processes to manage business, financial and related reporting, and compliance risks. It also reviews the Company’s policies for risk assessment, risk management and assesses the steps management has taken to control significant risks.
•The Audit Committee oversees risks pertaining to cybersecurity. Protecting our systems, networks, data and confidential information is a priority at Groupon. We are committed to maintaining robust governance and oversight of these risks and implementing mechanisms, controls, technologies, and processes designed to help us identify, assess and manage these risks. As part of our cybersecurity program we employ security practices to protect and maintain the systems located at our hosting providers, invest in intrusion and anomaly detection tools and engage third-party security firms to test the security of our websites and systems. Specifically, we leverage industry best practices to identify and mitigate data security risks, including but not limited to, utilizing processes and tools to monitor and address email security, the security of our workstations and servers, cloud security, password management, secure file transfers, and ransomware protection. In addition, we utilize a firewall, a virtual private network, multi-factor authentication and single sign-on, and conduct regular phishing testing. We also regularly evaluate and assess our systems and the controls, processes and practices to protect those systems, including recently completing the migration of our public-facing websites and applications and our back-end business intelligence systems to the cloud. We also retain personnel that have in-depth experience in penetration testing and conduct penetration testing against our own systems. Further, we utilize third party partners to help us monitor issues that are internally discovered or externally reported that may affect our websites and mobile applications, and we have processes to assess the potential cybersecurity impact or risk of these issues. We maintain a cybersecurity risk management program that is overseen by our Information Security & IT teams. A member of our Information Security & IT teams regularly reports to the Audit Committee on the state of our cybersecurity program and provides updates on cybersecurity matters. In addition, we conduct an annual cybersecurity review with our Board.
•The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.
•The Nominating Committee oversees risks relating to our governance structure.
•The Executive Committee historically provided oversight and guidance to our strategy development and execution. We dissolved the Executive Committee in the first fiscal quarter of 2024.

•Each committee charged with risk oversight reports to the Board on such matters.

8 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Corporate Governance Guidelines and Committee Charters
Our Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating Committee describe our governance framework. The Corporate Governance Guidelines and committee charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of Nasdaq and applicable law. They establish the practices our Board follows with respect to such issues as:

•Board composition and member selection;
•Board meetings and involvement of senior management;
•CEO performance evaluation;
•management succession planning;
•Board committees; and
•director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board regularly reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Meetings and Meeting Attendance
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met six times during 2024.

All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year. We do not maintain a formal policy regarding director attendance at annual stockholder meetings. None of our directors attended the 2024 annual meeting of stockholders.

Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board also established an Executive Committee in March 2020, but this committee was dissolved as of the first fiscal quarter of 2024. Each committee is comprised entirely of independent directors, and each of the Audit Committee, Compensation Committee and Nominating Committee operates pursuant to a written charter. The table below provides the membership for each of the Board committees during 2024.

Director	Audit	Compensation	Nominating	Executive
Robert Bass	Chair	■
Jan Barta			■
Jason Harinstein	■	Chair
Ted Leonsis	■		Chair	■
Dusan Senkypl
Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:
•overseeing the work of our accounting function and internal controls over financial reporting;
•overseeing internal audit processes;
9 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

•an annual engagement with a corporate governance consultant or outside legal counsel regarding trends and developments in the law and/or corporate best practices relating to corporate governance and audit committee responsibilities;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks; and
•reviewing compliance with significant applicable legal and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention, review and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and that each of Robert Bass, Jason Harinstein, and Ted Leonsis is an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met four times in 2024.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:
•assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;
•evaluate and approve the compensation of the CEO;
•oversee compensation of directors;
•evaluate and approve the compensation of the Company’s other executive officers;
•oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices, including the Clawback Policy described below;
•oversee plans for executive officer development and succession;
•oversee administration of our equity and incentive plans, policies, practices, and programs; and
•authorize grants of equity compensation awards under our stock plan.
As permitted by law and pursuant to the terms of the 2011 Incentive Plan, the Compensation Committee may delegate to certain persons, including the CEO, the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department are responsible for providing recommendations to the Compensation Committee regarding our executive compensation program. None of our executives participates in Compensation Committee deliberations relating to his or her own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management and other information deemed appropriate and advisable by the Compensation Committee.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See “Compensation Discussion & Analysis” for more information about the Committee’s role and responsibilities.
The Compensation Committee met seven times in 2024.
Nominating Committee
The principal responsibilities of the Nominating Committee are to:

•determine and recommend director nominees for election to our Board;
•identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;
•review the composition of Board committees;
•annually evaluate the performance and effectiveness of the Board; and
•monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines and other related corporate governance policies.
The Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

The Nominating Committee met four times in 2024.
10 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

HOW TO COMMUNICATE
WITH THE BOARD
Stockholder Engagement
We recognize the value of stockholder feedback, and our relationship with our stockholders is an integral part of our corporate governance practices. We maintain active, year-round engagement and meet regularly with our stockholders to engage on issues that are important to our stockholders and to understand their perspectives on a variety of matters, including executive compensation, corporate governance matters, corporate strategy and financial performance.

In general, as part of our corporate governance engagement strategy we have also implemented a more targeted engagement program to better understand stockholder views on our executive compensation program, environmental, social and governance (“ESG”) matters and corporate governance policies and practices ahead of our Annual Meeting. Going forward, we intend to continue the dialogue with our stockholders on the matters described above and provide updates on future developments in these areas. Based in part on stockholder feedback, we have continued to revise our disclosure over the past several years in order to improve its effectiveness, including increasing proxy statement disclosures regarding our director skills and qualifications, Board risk management (including relating to cybersecurity) and executive compensation program, enhancing the design of our proxy statement and updating our corporate website disclosures.

In addition to the engagement described above, we also communicate with our stockholders through a number of routine forums, including quarterly earnings calls, SEC filings, our annual report and proxy statement, our annual meeting of stockholders, investor meetings and conferences and our Investor Relations website. As appropriate, we relay stockholder feedback and trends on corporate governance developments to our Board and its committees and work with them to both enhance our governance practices and strengthen our disclosures.

We expect to continue our stockholder engagement program in 2025 to further enhance and deepen our relationship with our stockholders.

Investor Relations Website
If you would like additional information about our corporate governance practices, you may view the following documents on our website at investor.groupon.com:

•Audit Committee Charter
•Compensation Committee Charter
•Nominating Committee Charter
•Corporate Governance Guidelines
•Code of Conduct
•Disclosure Controls & Procedures
We will provide any of the foregoing information without charge upon written request to the Corporate Secretary c/o Legal Department, Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or all the directors as a group, by writing to the Corporate Secretary c/o Legal Department, Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601, and we will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

11 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

DIRECTOR COMPENSATION
We believe it is essential for our long-term success to attract highly talented candidates for our Board. Commensurate with this philosophy, we offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan) (the “Director Compensation Plan”). The compensation of our non-employee directors is reviewed regularly by the Board upon recommendation from the Compensation Committee. Details of the Director Compensation Plan for the fiscal year ended December 31, 2024 are provided below, which did not change as compared to the Director Compensation Plan for the fiscal year ended December 31, 2023.

Components of Director Compensation
The following table provides a summary of the components of the Director Compensation Plan in effect for fiscal year 2024:

Position	Cash Retainer ($)	RSU Award ($)	Total ($)
Board Member	75,000	175,000	250,000
Non-Executive Board Chair	16,667	33,333	50,000
Audit Chair	13,333	26,667	40,000
Audit Member (non-chair)	10,000	—	10,000
Compensation Chair	6,667	13,333	20,000
Compensation Member (non-chair)	5,000	—	5,000
Nominating & Governance Chair	5,000	10,000	15,000
Nominating & Governance Member (non-chair)	5,000	—	5,000
Cash retainers are paid quarterly, and under the Director Compensation Plan, each non-employee director can elect to defer 100% of the annual cash retainer and 100% of the additional annual committee chair or member cash retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following a non-employee director’s separation from service. Distributions are made in a single distribution in the form of shares.

Each non-employee director receives an annual grant of restricted stock units (“RSUs”) on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date (or earlier in the event of the non-employee director’s separation due to death, disability or retirement or in the event of a change in control). The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our common stock on the date of grant. A non-employee director may elect to defer receipt of vested RSUs until his or her separation from service.

In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Director Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year. The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.
2024 Director Compensation
The following table sets forth the actual compensation paid to non-employee directors under the Director Compensation Plan for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert Bass(3)	93,333	201,637	294,970
Jan Barta(4)	—	—	—
Jason Harinstein(3)	91,667	188,320	279,987
Ted Leonsis(3)	106,667	218,291	324,958

(1)This column represents the amount of cash compensation earned in 2024 for Board and committee service. None of the non-employee directors elected to defer their cash compensation earned in 2024 into deferred stock units under the Director Compensation Plan. Mr. Senkypl is not included in this table as he is an employee of Groupon and thus received no compensation for his services as a director. For information on the compensation received by Mr. Senkypl as an employee of the Company see the Compensation Discussion & Analysis.

12 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

(2)Amounts disclosed in this column relate to the following June 12, 2024 grants of RSUs made under our Director Compensation Plan: 12,325 RSUs to Mr. Bass, 11,511 RSUs to Mr. Harinstein, and 13,343 RSUs to Mr. Leonsis. 100% of the RSUs will vest on June 12, 2025. With respect to each RSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 ("ASC 718"), and do not reflect amounts actually paid to, or realized by, each director in 2024. For additional information, see Note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025. As of December 31, 2024, each non-employee director had the following aggregate number of stock awards outstanding:

Name	Number of Outstanding RSUs
Robert Bass	12,325
Jan Barta	—
Jason Harinstein	11,511
Ted Leonsis	13,343
(3)Mr. Barta elected to forego director compensation in 2024.

13 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Director Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines that require each non-employee director to beneficially own Company common stock, as follows:

Ownership and Holding Guidelines	Measurement Requirements	2024 Compliance
• Common stock with a value of at least 3X the director’s annual cash retainer
• Meet ownership requirement by the later of April 1, 2021, or 5 years after initial election
• A director must retain 50% of net shares acquired upon the vesting of equity awards until the director meets the ownership requirements
	The following shares count towards compliance: • Shares owned outright and beneficially • Shares equal to the number of deferred stock units credited under our Director Compensation Plan • Unvested RSUs	• All directors were in compliance or on track to comply with the guidelines as of December 31, 2024 • Compliance is measured annually as of December 31st

14 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

COMPENSATION DISCUSSION
& ANALYSIS
This Compensation Discussion and Analysis provides information regarding the 2024 compensation program for (i) each person who served as our principal executive officer during 2024, (ii) each person who served as our principal financial officer during 2024, and (iii) our one other executive officer serving at fiscal year-end (our “Named Executive Officers” of “NEOs”). For 2024, our Named Executive Officers were:

•Dusan Senkypl, our Chief Executive Officer (“CEO”) and
•Jiri Ponrt, our Chief Financial Officer (“CFO”).
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers in 2024 and discusses the key factors that the Compensation Committee considered in determining their compensation.

2024 Business Summary and Financial Results
Groupon is a global scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, which are primarily localized groupon.com websites in thirteen countries. We operate in two segments, North America and International, and in three categories, Local, Goods and Travel.

2024 Financial Results
Our financial results as of and for the year ended December 31, 2024 are set forth below:

Gross Profit	Income (loss)	Adjusted EBITDA(1)	Operating Cash Flow
$444 million	$(57) million	$69 million	$56 million
(1)Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure. Please see “Appendix A - Adjusted EBITDA Information and Reconciliation” for more information.

2024 Executive Compensation Highlights
In 2024, Groupon continued to strengthen its leadership team to drive the company's transformation and enhance stockholder value. Mr. Senkypl was appointed as the permanent CEO on May 7, 2024. Mr. Ponrt continued in his role as CFO throughout 2024. In determining 2024 executive compensation, the Compensation Committee aimed to balance the goals of stabilizing the business, incentivizing performance, and attracting, motivating and retaining our leadership team.

The key decisions and aspects of our 2024 executive compensation program for our Named Executive Officers are summarized below:

•Following his appointment as permanent CEO, Mr. Senkypl's base salary rate was set at $150,000 per year. Mr. Ponrt’s base salary rate remained unchanged from 2023.
•All our NEOs participated in the 2024 performance-based annual bonus plan (“Annual Bonus Plan”), under which a bonus could only be earned based on achieving certain Revenue and Adjusted EBITDA goals aligned with the Company’s 2024 financial plan. The Revenue goal was achieved above threshold but remained below target. The Adjusted EBITDA goal remained below threshold. The Compensation Committee authorized Mr. Senkypl's and Mr. Ponrt’s Annual Bonus Plan payout at 6.92% of target, which was in alignment with other executives who were eligible for a bonus.
•All our NEOs were eligible to receive equity awards under the 2011 Incentive Plan in 2024. Our CEO and CFO received grants of performance stock units ("PSUs"), which vest only if the Company’s stock price reaches certain hurdles and the recipients remain in active service through defined service dates.

Each of the 2024 compensation elements is discussed in more detail below in “Elements of Executive Compensation.”
15 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Compensation-Related Policies and Practices
Our executive compensation program reflects our compensation philosophy by incorporating certain compensation-related policies and practices while avoiding other more problematic or controversial policies and practices, as follows:

What We Do
•Maintain an independent Compensation Committee
•Retain an independent compensation consultant, which reports directly to the Compensation Committee and provides no other material services to us
•Conduct executive compensation reviews and compare our program against the competitive market and best practices
•Establish measurable performance objectives and maximum award levels under our performance based compensation programs, if applicable
•Generally vest annual equity awards over multi-year periods
•Conduct an annual non-binding advisory stockholder vote on Named Executive Officer compensation (a “Say-on-Pay” vote)
•Regularly engage with our stockholders to get their perspectives on executive compensation and corporate governance matters
•Conduct regular risk assessments of our compensation programs
•Maintain stock ownership and stock holding requirements for our executive officers
•Maintain a compensation recovery policy covering our executives
•Require our executive officers to pre-clear all stock trades (other than pursuant to an approved Exchange Act Rule 10b5-1 trading plan) even during an open window period
•Review the risks associated with key executive officer positions to ensure adequate succession plans are in place

What We Don’t Do
•Provide uncapped award opportunities
•Offer pension arrangements, supplemental retirement plans, or non-qualified deferred compensation arrangements to our executive officers
•Offer enhanced health and welfare benefits programs to our executive officers that are above and beyond those offered to our regular employees
•Provide excessive perquisites or other personal benefits to our executive officers
•Provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits
•Permit our employees (including our executive officers) and directors to hedge our equity securities, subject to limited exceptions
•Permit our employees (including our executive officers) and directors to pledge our equity securities, subject to limited exceptions
•Pay dividends or dividend equivalents on unvested or unearned equity awards
•Permit the repricing of stock options without stockholder approval

16 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Clawback Policy
In the wake of the SEC’s promulgation of the final Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) clawback rules in January 2023 and the related Nasdaq listing standards implementation in October 2023, we updated our compensation recovery policy, which became effective as of October 2, 2023. The policy provides that following an accounting restatement, the Compensation Committee must assess whether any incentive-based compensation paid to executive officers was in excess of what should have been paid based on the revised financials, and thus should be subject to recovery. The policy applies to both current and former Section 16 Officers (and such other executives as specified by the Compensation Committee), regardless of such executive’s fault, misconduct or involvement in causing the restatement. In addition, the policy also permits the Compensation Committee to recover incentive-based compensation where intentional acts of fraud or dishonesty by a covered executive result in a material financial loss to the Company regardless of whether such acts result in noncompliance with any financial reporting requirement. The policy covers a three-year period preceding the date on which the Company is required to prepare an accounting restatement. The look-back period is not retroactive for compensation received prior to the policy’s October 2, 2023 effective date. For incentive-based compensation received prior to October 2, 2023, our prior compensation recovery policy will remain in effect.

Stockholder Advisory Vote on Named Executive Officer Compensation
Following our 2024 advisory votes on the frequency of the advisory vote to approve our Named Executive Officer compensation (the “Say-on-Frequency” vote), the Compensation Committee resolved to continue to conduct an annual “Say-on-Pay” vote to ensure that stockholder input informs our compensation philosophy and decisions. At our 2024 annual meeting of stockholders, approximately 98% of the shares entitled to vote on our “Say-on-Pay” proposal at the meeting approved the compensation of our named executive officers as disclosed in our 2024 definitive proxy statement. This approval percentage represents a 15% increase over our 2023 Say-on-Pay vote. As the Compensation Committee reviewed our executive compensation policies and practices since this Say-on-Pay vote and made its compensation decisions for 2024, it has been mindful of the level of support our stockholders have expressed for our approach to executive compensation and also considered feedback from our stockholder engagement efforts, and did not make any changes to the compensation program as a direct result of this vote. For 2024 the Committee continued to apply the same general compensation principles and philosophy in the components of the 2024 executive compensation program that were used in 2023.

The Compensation Committee recognizes that pay practices continue to evolve, and as a result, it continues to refine our executive compensation policies and practices in its ongoing effort to ensure our executive compensation program supports our compensation philosophy and objectives, as well as our overall corporate goals and values.

We believe in the importance of engaging with and listening to our stockholders. As part of our ongoing efforts over the past several years, we have enhanced our executive compensation program and corporate governance policies and practices based, in part, on the feedback we have received from our stockholders. In particular, we have conducted stockholder outreach to discuss our executive compensation program, among other things, with our significant stockholders. For additional information, see “How to Communicate with the Board – Stockholder Engagement.”

Compensation Philosophy
On an annual basis, the Compensation Committee reviews our compensation philosophy, programs, and practices to ensure that the meet the needs of not only the Company, but also our stockholders. Our philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to achieve our financial, operational and strategic goals, while materially adding to our long-term value without creating excessive risk to the organization. We seek to structure our executive compensation packages to be consistent with the competitive market and to align the long-term interests of our Named Executive Officers and stockholders so that pay appropriately reflects performance in achieving our financial, operational and strategic objectives. Specifically, our executive compensation program is designed to:

•recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;
•ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•provide a substantial portion of each executive officer’s compensation in elements that are directly tied to our long-term value and growth in alignment with the interests of our stockholders;
•reward both company and individual performance and achievement; and
•ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Year-over-year changes in the elements of our compensation program were driven primarily by the unique circumstances faced by the Company in recent years (including 2024) rather than by a change in long-term philosophy and generally remained consistent with our philosophy.

17 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Governance of Executive Compensation Program
Role of Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, discharges the responsibilities of our Board with respect to the compensation of our Named Executive Officers and the non-employee members of our Board. Specifically, the Compensation Committee approves our compensation philosophy and oversees the design, development, and implementation of our executive compensation program and related policies and practices to ensure that they are consistent with the long-term interests of our stockholders. This includes having final authority to review and approve the compensation of our CEO and our other Named Executive Officers. For a discussion of our compensation philosophy and the principal objectives of our executive compensation program, see “Compensation Philosophy” above.

The Compensation Committee operates under a written charter adopted by our Board.

In carrying out its responsibilities, the Compensation Committee determines the amounts and allocates the mix of compensation between base salary, target annual performance-based bonus opportunities and long-term incentive compensation for our Named Executive Officers. The Compensation Committee also selects the performance measures and establishes the target levels for our performance-based bonuses. In 2024, the Compensation Committee continued to focus on selecting appropriate measures and establishing meaningful performance baselines for these awards in light of our management transitions, our overall business performance, our ongoing restructuring actions and unpredictable impacts of the macroeconomic environment on our business. The Compensation Committee also sought to balance maintaining stability with continuing to execute against our strategy for recovery and future growth in order to drive long-term stockholder value creation. The Compensation Committee also designs, approves, and oversees our 2011 Incentive Plan, grants all equity awards to our Named Executive Officers and has the authority to grant equity awards to other eligible employees in accordance with the terms of the 2011 Incentive Plan.

The Compensation Committee reviews our compensation recovery policy, post-employment compensation arrangements, other executive benefits, and, if applicable, retirement benefits and perquisites from time to time. In addition, the Compensation Committee reviews and evaluates the risks associated with our compensation philosophy and executive compensation program as discussed under “Compensation Risk Assessment” below.

Further, the Compensation Committee is responsible for reviewing, discussing, and approving the Compensation Discussion and Analysis and the accompanying Compensation Committee Report for inclusion in the annual proxy statement that we file with the SEC.

To promote independent decision-making on executive compensation matters, the Compensation Committee regularly meets in executive session without management present, often with the participation of its compensation consultant. The Compensation Committee regularly assesses the effectiveness of our executive compensation program in driving performance, and uses stockholder feedback, competitive market data, applicable regulatory requirements and external trends to inform its decision-making.

Compensation-Setting Process
The Compensation Committee has historically reviewed our executive compensation program and the elements of compensation of our Named Executive Officers on an annual basis, usually in the first quarter of the year. The Compensation Committee also will consider adjustments to the compensation of our Named Executive Officers at other times during the year if a change in the scope of an executive officer’s role and responsibilities or other developments or circumstances warrant such consideration.

The Compensation Committee engages the services of a compensation consultant and considers the analysis and advice of its compensation consultant in discharging its responsibilities. Representatives of the compensation consultant attend Compensation Committee meetings and have direct access to Compensation Committee members.

In determining the amount of each element of compensation and the target total direct compensation of our Named Executive Officers, the Compensation Committee does not use a single method or measure in arriving at its decisions. In making decisions about the compensation of our Named Executive Officers, the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including, without limitation, the following:

18 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

•Our executive compensation program objectives;
•Our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board;
•The impact of any unique circumstances, challenges or developments affecting the Company;
•An individual Named Executive Officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of a Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•The performance of an individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•The potential of an individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•The proposed compensation packages of our other Named Executive Officers (internal pay equity);
•The compensation practices of our compensation peer group; and
•The recommendations of our CEO with respect to the compensation of our other Named Executive Officers.
These factors provide the framework for compensation decision-making and final decisions regarding the target total direct compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable. The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions.

Role of Management
The Compensation Committee generally seeks input from our CEO and senior members of our Human Resources department when evaluating the performance and compensation of our Named Executive Officers, as well as during the process of negotiating compensation packages with new senior executive hires. The Compensation Committee gives considerable weight to our CEO’s evaluation of our other Named Executive Officers because of his direct knowledge of each individual’s performance and contributions.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to target total cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our Named Executive Officers.

Our CFO and Chief Accounting Officer also work with senior members of our Human Resources department to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions.

None of our Named Executive Officers participates in or is present during Compensation Committee deliberations relating to his or her own compensation. Further, in accordance with Nasdaq listing standards, the CEO does not vote on nor is he present when his own compensation is discussed or approved.

Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it in discharging its responsibilities. This compensation consultant, who reports directly to the Compensation Committee, provides competitive market data, analysis, and other resources to help execute our overall executive compensation strategy. The Compensation Committee directs the compensation consultant to work with the appropriate members of management to obtain information necessary to prepare its analysis of our executive compensation program and evaluate our CEO’s recommendations. The compensation consultant also meets with the Compensation Committee during its regular meetings and in executive session, where no members of management are present, and can meet with the Compensation Committee chair and other members of the committee outside of regular meetings. The Compensation Committee has the sole power to hire, terminate or replace the compensation consultant at any time and periodically reviews its relationship with the compensation consultant.

For 2024, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant to advise on executive compensation matters and provide data and an analysis of competitive market pay practices for our CEO and CFO as part of our hiring process. Although we may retain the Compensation Committee’s compensation consultant for discrete projects from time to time, Compensia did not provide any other material services to the Company (separate from consulting advice provided to the Compensation Committee) in 2024.
19 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the committee must be independent of the Company and management. The Compensation Committee reviewed the independence of Compensia in light of this policy, SEC rules, and the applicable Nasdaq listing standards regarding compensation consultants and has concluded that Compensia’s work for the committee did not raise any conflict of interest and that Compensia was able to provide the Compensation Committee with independent advice.

Use of Competitive Market Data
As part of its compensation setting process, the Compensation Committee, with the assistance of its compensation consultant, regularly reviews and updates our compensation peer group and other compensation data to ensure that it remains appropriate for review and comparison purposes.

Historically, the compensation peer group has generally reflected companies in the Internet Software & Services and Internet & Direct Marketing Retail industries whose businesses align with ours, as well as other software companies with a size comparable to ours based on revenue and market capitalization. Our compensation peer group generally includes companies with which we compete for executive talent, which includes larger global companies, as well as smaller companies. The technology labor market is highly competitive for executive level talent that can provide innovative leadership while managing at a global scale across several lines of business. The Compensation Committee believes that it is necessary to consider these factors in making compensation decisions in order to attract and retain talent.

We also participate in surveys of market compensation practices in our industry and broadly across other industries and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings.

For 2024, the Compensation Committee used market data drawn from the survey data and public filings to evaluate the competitive market when determining the target total direct compensation for CEO and CFO. While the Compensation Committee considers this information, it does not engage in strict benchmarking to a fixed percentile. The Compensation Committee relies on the expertise of its members to develop pay packages that are appropriate for each Named Executive Officer. Given the ongoing nature of the unique circumstances faced by the Company the past few years, the Company considered a variety of factors, in addition to market data, in continuing to evaluate and adjust its executive compensation program during 2024.

Elements of Executive Compensation
For 2024, the target total direct compensation opportunities of our Named Executive Officers consisted of base salary, a target performance-based bonus opportunity and long-term incentive compensation in the form of new PSU awards. The following table provides a summary of the 2024 compensation arrangements for our Named Executive Officers.
Elements of Executive Compensation and 2024 Snapshot

Type of Compensation	Compensation Element	Objective
Fixed	Base Salary	Provide competitive level of fixed compensation. Attract and retain key executive talent.
Variable Compensation (Performance-Based and All At-Risk)	Performance-Based Bonus	Motivate and reward executives for achieving annual Company financial objectives. Promote retention.
Variable Compensation (At-Risk Component)	Performance-Based PSU Awards	Directly align interests of executives with long-term stockholder value creation and promotes retention, especially with respect to PSU awards that require significant stock price appreciation to vest.
Base Salary
We offer competitive base salaries, which are intended to provide a level of stable fixed compensation to our Named Executive Officers for the performance of their day-to-day services. We generally use base salary to recognize the experience, skills, knowledge, and responsibilities of our Named Executive Officers, as well as to reflect competitive market practice. We review base salaries on an annual basis and may adjust base salaries during the year in response to significant changes in an executive's responsibilities or events that will impact the long-term retention of a key executive.
20 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

In determining the base salaries for our Named Executive Officers, the Compensation Committee takes into consideration a competitive market analysis of relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, base salary and target total cash compensation relative to other executives in similar positions, the recommendations of our CEO (other than with respect to his own base salary) and the factors described in “Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process” above.

The base salary rates of our Named Executive Officers for 2024 were as follows:

Named Executive Officer	2024 Base Salary ($)
Mr. Senkypl(1)	150,000
Mr Ponrt(2)	450,000
(1)    Prior to his May 7, 2024 appointment as permanent CEO, Mr. Senkypl elected to receive the statutory minimum wage as his base salary, which was equivalent to a base salary rate of approximately $19,000 U.S. Dollars (amounts paid in Czech Koruna were translated to U.S. dollars as of December 29, 2023, at a rate of 1 Czech Koruna = $.045 U.S. Dollars). Following his appointment as permanent CEO, Mr. Senkypl's base salary rate was set at $150,000 U.S. Dollars per year, to reflect his matriculation to a full-time permanent position.
(2)    Mr. Ponrt's base salary rate remained unchanged from 2023.

The base salaries actually paid to our Named Executive Officers in 2024 are set forth in the “2024 Summary Compensation Table” below.
21 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Short-Term Incentive Compensation
2024 Performance-Based Bonus
In 2024, all our NEOs were eligible to participate in a bonus program. Messrs. Senkypl and Ponrt were eligible for annual bonuses subject to company performance (details in "Corporate Performance Measures" below).

The Compensation Committee can exercise downward discretion on individual payouts with respect to individual Named Executive Officer performance based on a recommendation from our CEO (other than with respect to his own performance-based bonus payout, if applicable). The Compensation Committee did not exercise such discretion for 2024.

2024 Performance-Based Target Bonus Opportunities

In April 2024, the Compensation Committee approved new annual target bonus opportunities for Messrs. Senkypl and Ponrt for 2024 after taking into consideration a competitive market analysis of the relevant compensation data for their positions prepared by its compensation consultant, its assessment of competitive market conditions, their performance-based bonus targets and total target annual cash compensation relative to other executives, the fact that Mr. Senkypl and Mr. Ponrt were to receive new PSU awards and the factors described in “Governance of Executive Compensation Program - Role of Compensation Committee - Compensation-Setting Process” above.

Messrs. Senkypl and Ponrt were eligible for the below 2024 annual target cash bonuses:

Named Executive Officer	2024 Target ($)	2024 Bonus Target (As a % of Base Salary)
Dusan Senkypl	150,000	100%
Jiri Ponrt	150,000	33%
Under the bonus program, the bonus payout is determined by the level of total corporate performance achieved, with linear-interpolation being used to determine the bonus payout if total corporate performance falls between two levels:

Performance Level	Bonus Payout
At or below threshold	0% of Target Bonus
Mid-Target	50% of Target Bonus
Target	100% of Target Bonus
At or above maximum	150% of Target Bonus

Corporate Performance Measures

In April 2024, the Compensation Committee selected Adjusted EBITDA1 (weighted 50%) and Revenue (weighted 50%) as the corporate performance measures for purposes of the 2024 Annual Bonus Plan:

•“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring.
•“Revenue” is earned through transactions which we generate commissions by selling goods or services on behalf of third-party merchants. Revenue from those transactions is reported on a net basis as the purchase price collected from the customer for the offering less an agreed upon portion of the purchase price paid to the third-party merchant. Revenue also includes commissions we earn when customers make purchases with retailers using digital coupons accessed through our digital properties.
Adjusted EBITDA is a key measure used by our management and Board to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. See “Appendix A” for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss)”.

1 Adjusted EBITDA is a non-GAAP financial measure.
22 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

We use Revenue to evaluate our business because it is a key driver of stockholder value creation and because it incentivizes our executives to maximize our top line growth.

The Compensation Committee established threshold, mid-target, target and maximum performance levels for the measures of Adjusted EBITDA ($80 million, $90 million, $102.5 million and $120 million, respectively) and Revenue ($489 million, $502 million, $515.1 million and $540 million, respectively), which were aligned with the Company’s 2024 financial plan. In determining whether a performance level had been satisfied, the Compensation Committee, in its discretion, could exclude the impact of (i) special charges or credits relating to a divestiture, spin off, merger, acquisition or other business combination transaction, (ii) unforeseen, unusual or non-recurring charges or credits relating to the execution of the Company’s operating plan, including, without limitation, facilities exit costs, severance and contract termination costs which may not be included in any restructuring plan, and (iii) unforeseen, unusual or non-recurring events that significantly impact the Company’s business and operations.

2024 Performance-Based Bonus Results

For 2024, we achieved Adjusted EBITDA of $69.3 million and Revenue of $492.6 million, resulting in a total bonus payout of 6.92% of target for Messrs. Senkypl and Ponrt. in alignment with the other bonus-eligible executives. This resulted in an overall bonus payment of $10,388 for each of Messrs. Senkypl and Ponrt.

See “Appendix A” for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss).”

Equity Awards

Our long-term incentive compensation program is designed to align the interests of our Named Executive Officers with the interests of our stockholders, promote the achievement of our financial and operational/strategic goals, and reward the creation of sustained long-term stockholder value while satisfying our retention objectives. In 2024, our long-term incentive compensation program consisted of PSU awards granted to both our CEO and CFO. We believe that these awards align the interests of our Named Executive Officers with those of our stockholders, provide some predictability to our Named Executive Officers in the value of their compensation and build stock ownership.

In general, we believe that PSU awards serve as an important motivator for our Named Executive Officers to drive financial performance and provide a direct pay-for-performance link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives, including stockholder value creation.
PSU Awards

In connection with their roles as CEO and CFO respectively, Mr. Senkypl and Mr. Ponrt received PSU awards on May 1, 2024 in the amounts set forth in the below table, contingent on receiving stockholder approval on June 12, 2024. The Compensation Committee approved a specific target number of PSUs for each of them. The 2024 PSU Program allows participants to earn company shares based on specific stock price performance conditions and service milestones over a three-year period.

Named Executive Officer	2024 PSU Award (Number of PSUs)(1)
Mr. Senkypl	1,393,948
Mr. Ponrt	522,731

(1)The PSUs granted on May 1, 2024, vest based on both the achievement of stock price hurdles and continued service. The stock price hurdles are set in four tranches, with each tranche vesting once the average stock price exceeds specific thresholds: $14.86, $20.14, $31.01 and $68.82, during the performance period. The service condition is met in three installments: 33% of each tranche vests on May 1, 2025, 33% on May 1, 2026, and 34% on May 1, 2027. If either requirement is not met by the end of the performance period, the unvested PSUs are forfeited.

Other Compensation
Health and Welfare Benefit Programs
Our employee benefit programs, including our Section 401(k) plan and health, life, and disability insurance coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. Our Section 401(k) plan, in which all employees generally are eligible to participate, allows participants to defer compensation up to the maximum amount specified by the Internal Revenue Code (the “Code”). Elective deferrals are immediately vested and non-forfeitable
23 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

upon contribution by the employee. We match 50% of the first 6% of eligible compensation deferred to the plan, which vests on a three-year graded vesting schedule.

We do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or to receive post-retirement benefits, nor do we maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Generally, we do not provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2024, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation
As previously disclosed, we have entered into severance benefit agreements with each of our Named Executive Officers that set forth the terms and conditions of certain post-employment compensation arrangements with such individuals. These agreements provide for certain payments and benefits in the event of the termination of employment of a Named Executive Officer under specified circumstances, including in connection with a change in control of the Company. We believe that our extension of these post-employment and change in control-related payments and benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment compensation arrangements for our Named Executive Officers is set forth in the “Severance Benefit Agreements” section.

Related Compensation Policies
Hedging and Pledging Policy
Our employees, officers (including our Named Executive Officers), and directors are prohibited from engaging in transactions in publicly traded options on Company securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market or purchasing financial instruments or entering into hedging transactions designed to offset a decrease in the value of the Company’s securities. In addition, our employees, officers (including our Named Executive Officers), and directors are prohibited from pledging any Company securities as collateral for a loan and from holding Company securities as collateral in a margin account. Exceptions to the pledging prohibition may be granted by our Deputy General Counsel and CFO (or, in certain cases, the Chair of our Board or Chair of the Audit Committee) in limited circumstances if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Officer Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines applicable to our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our Named Executive Officers and our stockholders and provides as follows:

Ownership and Holding Requirements	Measurement Requirements	2024 Compliance

•Common stock with a value of at least 4X base salary (CEO) / 2X base salary (all other NEOs)
•Meet ownership requirement by the later of April 1, 2021, or five years from date of initially becoming subject to the guidelines
•An officer must retain 50% of net shares acquired upon the exercise, vesting, or earn-out of equity awards until the officer meets the ownership requirements

The following shares count towards compliance:
•Shares owned by the officer
•Shares owned jointly by the officer and spouse or held in trust established by the officer for the benefit of the officer and/or family members
•Unvested RSUs
•Earned but unvested PSUs subject only to time-based vesting conditions following our Compensation Committee’s certification of the attainment of the applicable performance metrics
•All officers were in compliance (or on track to comply) with the guidelines as of December 31, 2024 •Compliance is measured annually as of December 31st
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Equity Grants Policies
We do not time the grant of equity awards in coordination with the release of material non-public information, and the release of material non-public information is not timed on the basis of option grant dates. Our equity awards are granted under a stockholder-approved plan, and we do not currently grant stock options. Equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. Outside of the annual grant cycle, we may make equity award grants in connection with a new hire package or retention grant.

Tax and Accounting Considerations
Taxation of Parachute Payments and Deferred Compensation

We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code.

Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits prescribed by the Code and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan permits a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999.

Section 409A also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A, but we do not guarantee any particular tax result for participants. Further, our 2011 Incentive Plan provides that our Board may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Section 409A.

We recognize a charge to earnings for equity awards. Expense is generally recognized on a straight-line basis over the service period during which awards are expected to vest, except for awards with both performance conditions and a graded vesting schedule, for which expense is recognized using the accelerated method. We expect that the Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity awards.

Compensation Risk Assessment
We regularly undertake a risk review of our employee compensation plans and arrangements in which our employees (including our Named Executive Officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. As part of this review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•A commission-based incentive program for sales employees that results in payout based on measurable financial or business critical metrics;
•Variable cash compensation programs for employees that are generally funded based on Company performance;
•A large percentage of our executive compensation comprised of equity-based awards in order to directly tie the executive’s expectation of compensation to his or her contributions to the long-term value of the Company; and
•Formal risk mitigation practices in place (i.e., independent Compensation Committee oversight, stock ownership guidelines, insider trading policy and compensation recovery/clawback policy and cash bonus payouts capped at a maximum of 150%).
Based on such reviews, we have concluded that any potential risks arising from our employee compensation programs, including our executive compensation program, are not reasonably likely to have a material adverse effect on the Company.
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NAMED EXECUTIVE OFFICER COMPENSATION
2024 Summary Compensation Table
The following Summary Compensation Table contains compensation information for our Named Executive Officers: (i) Mr. Senkypl, who served as Interim CEO effective as of March 30, 2023, and as permanent CEO effective as of May 7, 2024; and (ii) Mr. Ponrt, who served as CFO effective as of April 13, 2023. No compensation information is provided for 2022 for any of our NEOs since all were hired into their current positions in 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Dusan Senkypl Chief Executive Officer	2024	103,477(4)	18,943,753	—	10,388	—	19,057,618
	2023	14,028	—	3,325,000	—	—	3,339,028
Jiri Ponrt Chief Financial Officer	2024	450,000	7,103,914	—	10,388	1,085	7,565,387
	2023	323,014	747,999	—	273,463	251	1,344,727
(1)Amounts disclosed in this column in 2024 relate to PSUs awarded under our 2011 Incentive Plan on May 1, 2024, which were made contingent on receiving approval on June 12, 2024. For purposes of ASC 718, June 12, 2024 is the PSUs grant date. The amounts disclosed generally reflect the grant date fair value of the PSUs computed in accordance with ASC 718, and do not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2024. The grant date fair value amounts in this column disclosed differ from the preliminary aggregate fair value estimate amounts disclosed in the May 23, 2024 supplement to our 2024 proxy statement, since those value were calculated as of the PSUs' May 1, 2024 award date. For additional information, see Note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025.
(2)Bonuses were paid to Mr. Senkypl and Mr. Ponrt under the 2024 Annual Bonus Plan.
(3)Amounts disclosed in this column include amounts paid by the Company for parking, toll and taxi expenses for Mr. Ponrt ($1,085).
(4)In 2024, Mr. Senkypl received a base salary increase following his announcement as permanent CEO. The amounts paid in 2024 in Czech Koruna were translated to U.S. dollars as of December 31, 2024, at a rate of 1 Czech Koruna = $.04134 U.S. Dollars.

Grants of Plan-Based Awards In 2024
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2024. We did not grant any stock options to our NEOs during 2024.
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Name	Award Type	Grant Date	Board Approval Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)
Dusan Senkypl	Annual Bonus Plan	—	—	—	150,000	225,000	—	—
	PSU	6/12/2024	5/01/2024	—	—	—	1,393,948	18,943,753
Jiri Ponrt	Annual Bonus Plan	—	—	—	150,000	225,000	—	—
	PSU	6/12/2024	5/01/2024	—	—	—	522,731	7,103,914
(1)Reflects the potential performance bonus payout of Mr Senkypl's and Mr. Ponrt’s 2024 Annual Bonus Plan, which may be earned for performance above threshold or at or above mid-target, at target and maximum levels, respectively.

(2)Reflects the grant date fair value of PSUs computed in accordance with ASC 718. For further information on the PSUs' grant date fair values, see the footnotes to the 2024 Summary Compensation Table" above.

Outstanding Equity Awards At 2024 Year-End
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2024. See “Potential Payments on Termination or Change in Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of Unearned Shares of Stock That Have Not Vested (#)	Equity incentive plan awards: Market or Payout Value of Unearned Shares of Stock That Have Not Vested(1) ($)
Dusan Senkypl	6/12/2024(2)	—	—	—	—	1,393,948	16,936,468
	3/30/2023(3)	2,625,000	437,500	6.00	3/30/2026	—	—
Jiri Ponrt	6/12/2024(2)	—	—	—	—	522,731	6,351,182

(1)Reflects the market value of PSUs, based on the price per share of common stock of $12.15, the closing market price on December 31, 2024. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers. No PSUs have met the stock price goal.
(2)The PSUs granted on May 1, 2024 vest based on both the achievement of stock price hurdles and continued service. The stock price hurdles are set in four tranches, with each tranche achieved once the average stock price exceeds specific thresholds: $14.86, $20.14, $31.01 and $68.82, during the performance period. The service condition is met in three installments: 33% of each tranche vests on May 1, 2025, 33% on May 1, 2026, and 34% on May 1, 2027. If either requirement is not met by the end of the performance period, the unvested PSUs are forfeited.
(3)Unvested options are scheduled to vest according to the following schedule: 437,500 on March 31, 2025, subject to (i) Mr. Senkypl’s continued service as permanent Chief Executive Officer or (ii) Mr. Senkypl’s continued service as a member of the Board on the applicable vesting date, provided that his service as Interim or permanent Chief Executive Officer continues until (x) the appointment of his successor by a majority of the members of the Board unaffiliated with PFC and (y) Mr. Senkypl has agreed to provide reasonable assistance in the transition of such successor as a member of the Board through the applicable vesting date.

Option Exercises and Stock Vested in 2024
The following table sets forth the number of shares of common stock acquired during 2024 by our Named Executive Officers upon the vesting of RSUs and the value realized upon such vesting. No stock options were exercised during 2024 by our Named Executive Officers.
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	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dusan Senkypl	—	—
Jiri Ponrt	183,333	1,901,163
(1)Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2024.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the Nasdaq of a share of common stock on the date of vesting, or if such day is not a trading day, on the immediately preceding trading day, by (ii) the gross number of shares of common stock acquired upon vesting.

Severance Benefit Agreements
Both Mr. Senkypl and Mr. Ponrt executed new severance benefit agreements with the Company in 2024 (the “Severance Agreements”). Under the terms of the Severance Agreements (the following description of which is qualified in its entirety by reference to the underlying agreements), upon a termination of Mr. Senkypl and Mr. Ponrt’s employment by the Company without cause, or upon a termination of employment for good reason (each a “Qualifying Termination”) that is not a CIC Termination (as defined below), such individual would be eligible to receive (a) a lump sum payment in an amount equal to three months of the NEO’s annual base salary and (b) accelerated vesting of the NEO’s then-outstanding time-based equity awards scheduled to vest over the 12-month period following the NEO’s termination date (with any awards that remain unvested following such acceleration forfeiting, and vested options remaining exercisable until they expire under the applicable award agreement). In addition, other than a Qualifying Termination by an NEO for good reason in connection with a material adverse change in the NEO’s authority, the NEO’s stock price hurdle PSUs will be eligible for prorated vesting based on actual performance upon a Qualifying Termination, contingent upon completion of both the first 1-year service period and achievement of the lowest stock price performance hurdle. For the service condition, actual performance shall be the number of days between the start of the 1-year service period in which the NEO’s termination date occurs and the NEO’s termination date. For the stock price hurdle condition, actual performance shall be all hurdles which have been achieved as of the NEO’s termination date plus, to the extent the average stock price on the termination date falls between two hurdles, the level of performance achieved using such average stock price, determined by applying linear interpolation.

Upon a termination due to incapacity, the Compensation Committee shall have the discretion to accelerate the vesting of each NEO’s stock price hurdle PSU awards.

In addition, upon a termination of Mr. Senkypl and Mr. Ponrt’s employment by the Company without cause occurring within six months prior to, or 12 months following, a change in control (a “CIC Termination”), Mr. Senkypl and Mr. Ponrt would be eligible to receive the same severance benefits as described above for a Qualifying Termination, except each NEO will also be eligible for: (a) a lump sum payment in an amount equal to a pro-rated portion of his target performance-based bonus, based on the number of days served during the year of termination; (b) accelerated vesting of 100% of the NEO’s then-outstanding time-based equity awards, and (c) instead of only prorated service vesting for the NEO’s stock price hurdle PSU awards, the NEO will receive accelerated vesting on all remaining 1-year service periods. Under Mr. Senkypl’s option award agreement, he is also eligible for accelerated vesting of 100% of his then-outstanding stock options in connection with a resignation for Good Reason that occurs in the 12 months following a change in control (as defined under such award agreement).

Mr. Senkypl and Mr. Ponrt are also subject to non-competition and non-solicitation restrictive covenants for a period of 12 months following the termination of their employment for any reason. To receive any payments or benefits under the Severance Agreements, each individual is required to sign and allow to become effective a release of claims in favor of the Company. The terms “cause,” “good reason,” “incapacity” and “change in control” are defined in the applicable Severance Agreements. A “change in control” does not include a transaction resulting in PFC, together with its affiliated entities and individuals, becoming the direct or indirect beneficial owner of more than fifty percent of the total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Board members, unless as a result of a transaction approved by the Board, including by a majority of members of the Board unaffiliated with PFC.

Potential Payments Upon Termination or Change in Control
The table below shows the payments and benefits potentially payable to Mr. Senkypl and Mr. Ponrt upon a change in control, CIC Termination or Qualifying Termination (other than a CIC Termination) based on an assumed termination date of December 31, 2024. The actual amounts to be paid to such Named Executive Officers in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of his or her termination. In addition to the amounts shown in the table below, each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such Named Executive Officer was entitled on the date of termination.
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Executive	Payment Elements	Change in Control (No Termination) ($)	CIC Termination ($)(1)	Qualifying Termination (Other than a CIC Termination) ($)(2)
Dusan Senkypl	Salary(3)	—	37,500	37,500
	Annual Performance Bonus(4)	—	150,000	—
	Equity Awards(5)	—	2,690,625(6)	2,690,625(7)
	TOTAL	—	2,878,125	2,728,125
Jiri Ponrt	Salary(3)	—	112,500	112,500
	Annual Performance Bonus(4)	—	150,000	—
	Equity Awards(5)	—	—	—
	TOTAL	—	262,500	112,500
(1)For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a CIC Termination under the Severance Agreements.
(2)For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a Qualifying Termination that is not a CIC Termination under the Severance Agreements.
(3)Represents a lump sum payment in an amount equal to 3 months of such individual’s annual base salary.
(4)Represents a lump sum payment in an amount equal to the target performance bonus in case of a CIC Termination; a CIC Termination on an earlier date would result in pro-ration of the target award based on the number of days served during the year in which the termination of employment occurred.
(5)Represents equity acceleration as provided for in the Severance Agreements.
(6)Represents the dollar value of 100% accelerated vesting of such individual’s service-based equity awards outstanding as of December 31, 2024 as provided by the change in control termination benefits in the Severance Agreements. These values are based on the closing price of a share of Groupon common stock on December 31, 2024. No outstanding performance-based equity awards were eligible for accelerated vesting as of December 31, 2024.
(7)Represents the dollar value of accelerated vesting of such individual’s service-based equity awards scheduled to vest over the 12-month period following December 31, 2024. These values are based on the closing price of a share of Groupon common stock on December 31, 2024. No outstanding performance-based equity awards were eligible for accelerated vesting as of December 31, 2024.

CEO Pay Ratio
For the 2024 fiscal year, the ratio of the annual total compensation of Mr. Senkypl, our CEO (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Senkypl (“Median Annual Compensation”) was 477 to 1. This ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Annual Compensation as the “Median Employee.”

For purposes of this summary, CEO Compensation was $19,057,618 and was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

For purposes of this summary, Median Annual Compensation was $39,926, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2024 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the Median Employee as well as determine the Median Employee’s annual total compensation, the methodology and the material assumptions, adjustments, and estimates that were used are as follows:

•The Company determined that there had not been any changes to its employee population or compensation programs since 2023 that would result in a significant change to the pay ratio disclosure for 2024. As a result, the Company is not required to re-identify its Median Employee for 2024.

•To identify the Median Employee, we first determined our employee population as of December 31, 2023 (the “Determination Date”). We had 2,153 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries (other than our CEO) as of the Determination Date. This number is consistent with the applicable SEC rules and excludes (i) any independent contractors or “leased” workers and (ii) employees on unpaid furlough or unpaid leave of absence as of 12/31/2023.

•We then measured compensation for the period beginning on January 1, 2024 and ending on December 31, 2023 for these 2,153 employees (after the exclusions noted above). This compensation measurement was calculated by totaling for each
29 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

employee, cash compensation paid in 2023, including regular pay (wages and salary), all variants of overtime, variants of bonus payments, and commissions; and excluding sign on bonuses.
•A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the original Median Employee, we annualized the total compensation for such individuals.

Pay Versus Performance
Pay Versus Performance Table

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table (“SCT”) Total for PEO 1 (b-1)(1)	Compensation Actually Paid (“CAP”) to PEO 1 (c-1)(1)(2)	SCT Total for PEO 2 (b-2)(1)	CAP to PEO 2 (c-2)(1)(2)	SCT Total for PEO 3 (b-3)(1)	CAP to PEO 3 (c-3)(1)(2)	SCT Total for PEO 4 (b-4)(1)	CAP to PEO 4 (c-4)(1)(2)	Average SCT Total for Non-PEO Named Executive Officers (“NEOs”) (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands) (h)(5)	Company-Selected Measure: Adjusted EBITDA * (in thousands) (i)(6)
											Total Shareholder Return (“TSR”) (f)(3)	Peer Group TSR (g)(4)
2024	$19,057,618	$11,118,485							$7,564,302	$4,696,453	$25.42	$240.6	$(56,514)	$69,308
2023	$3,339,028	$28,415,687	$906,845	$(1,643,130)					$720,376	$1,090,560	$26.86	$192.67	$(52,934)	$55,453
2022			$8,690,747	$(524,483)					$1,952,463	$157,360	$17.95	$125.27	$(234,380)	$(15,113)
2021			$9,419,692	$9,727,192	$6,528,618	$2,297,036			$3,033,187	$255,230	$48.45	$186.88	$120,348	$143,228
2020					$5,499,844	$10,221,901	$7,372,593	$(8,283,944)	$4,505,311	$3,538,951	$79.48	$147.58	$(286,180)	$49,739
* Adjusted EBITDA is a non-GAAP financial measure. See “Appendix A” for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss).”

(1) Our Principal executive officer (“PEO”) for 2024 and part of fiscal year 2023 (from March 30, 2023 through December 31, 2023), was Dusan Senkypl (“PEO 1”). Our PEO for all of 2022 and part of 2021 and 2023 (from December 10, 2021 through March 31, 2023) was Kedar Deshpande (“PEO 2”); our PEO for part of each of 2021 and 2020 (from March 25, 2020 through December 9, 2021) was Aaron Cooper (“PEO 3”); and our PEO for part of 2020 (January 1, 2020 through March 24, 2020) was Rich Williams (“PEO 4”). For 2024, our only non-PEO NEO was Jiri Ponrt. For 2023, our non-PEO NEOs were Jiri Ponrt, Damien Schmitz, and Dane Drobny. For 2022, our non-PEO NEOs were Damien Schmitz and Dane Drobny. For 2021, our non-PEO NEOs were Damien Schmitz, Dane Drobny, and Melissa Thomas. For 2020, our non-PEO NEOs were Melissa Thomas, Dane Drobny and Steve Krenzer.
(2) For each of 2024, 2023, 2022, 2021 and 2020, the values included in this column for the compensation actually paid to each of PEO 1, PEO 2, PEO 3, and PEO 4 and the average compensation actually paid to our Non-PEO NEOs reflect the following adjustments to the values included in column (b-1), (b-2), (b-3), (b-4) and column (d), respectively:

Item Added (Deducted)	2024	2023	2022	2021	2020
For PEO 1 (Dusan Senkypl):
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Summary Compensation Table Total for PEO 1 (column (b-1))	$19,057,618	$3,339,028	n/a	n/a	n/a
- SCT “Stock Awards” column value	$(18,943,753)	$—
- SCT “Option Awards” column value	$—	$(3,325,000)
+ year-end fair value of equity awards granted in covered year that are outstanding and unvested as of the covered year-end	$12,503,714	$18,750,006
+/- change in fair value for equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(641,502)	$—
+ vesting date fair value of covered-year equity awards that vested in the covered year	$—	$9,696,359
+/- change in fair value for prior-year equity awards that vested in the covered year	$(857,590)	$(44,706)
- Prior year-end fair value of prior-year equity awards that fail to vest in the covered year	$—	$—
+ Includable dividends/earnings on equity awards during covered year	$—	$—
[+ excess fair value for equity award modifications]	$—	$—
Compensation Actually Paid to PEO 1 (column (c-1))	$11,118,485	$28,415,687
For PEO 2 (Kedar Deshpande):
Summary Compensation Table Total for PEO 2 (column (b-2))	n/a	$906,845	$8,690,747	$9,419,692	n/a
- SCT “Stock Awards” column value		$—	$7,980,691	$8,377,500
- SCT “Option Awards” column value		$—	$—	$—
+ year-end fair value of equity awards granted in covered year that are outstanding and unvested as of the covered year-end		$—	$2,079,723	$8,685,000
+/- change in fair value for equity awards granted in prior years that are outstanding and unvested as of the covered year-end		$—	$(3,645,000)	$—
+ vesting date fair value of covered-year equity awards that vested in the covered year		$—	$1,587,925	$—
+/- change in fair value for prior-year equity awards that vested in the covered year		$(965,704)	$(1,257,188)	$—
- Prior year-end fair value of prior-year equity awards that fail to vest in the covered year		$(1,584,271)	$—	$—
+ Includable dividends/earnings on equity awards during covered year		$—	$—	$—
[+ excess fair value for equity award modifications]		$—	$—	$—
Compensation Actually Paid to PEO 2 (column (c-2))		$(1,643,130)	$(524,483)	$9,727,192
For PEO 3 (Aaron Cooper):
Summary Compensation Table Total for PEO 3 (column (b-3))	n/a	n/a	n/a	$6,528,618	$5,499,844
- SCT “Stock Awards” column value				$4,878,999	$4,023,200
- SCT “Option Awards” column value				$—	$—
+ year-end fair value of equity awards granted in covered year that are outstanding and unvested as of the covered year-end				$—	$9,231,265
+/- change in fair value for equity awards granted in prior years that are outstanding and unvested as of the covered year-end				$—	$(289,463)
+ vesting date fair value of covered-year equity awards that vested in the covered year				$1,969,587	$—
+/- change in fair value for prior-year equity awards that vested in the covered year				$(297,179)	$(196,545)
- Prior year-end fair value of prior-year equity awards that fail to vest in the covered year				$1,024,991	$—
+ Includable dividends/earnings on equity awards during covered year				$—	$—
[+ excess fair value for equity award modifications]				$—	$—
Compensation Actually Paid to PEO 3 (column (c-3))				$2,297,036	$10,221,901
For PEO 4 (Rich Williams):
31 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Summary Compensation Table Total for PEO 4 (column (b-4))	n/a	n/a	n/a	n/a	$7,372,593
- SCT “Stock Awards” column value					$6,105,329
- SCT “Option Awards” column value					$—
+ year-end fair value of equity awards granted in covered year that are outstanding and unvested as of the covered year-end					$—
+/- change in fair value for equity awards granted in prior years that are outstanding and unvested as of the covered year-end					$—
+ vesting date fair value of covered-year equity awards that vested in the covered year					$450,660
+/- change in fair value for prior-year equity awards that vested in the covered year					$(1,827,213)
- Prior year-end fair value of prior-year equity awards that fail to vest in the covered year					$8,174,655
+ Includable dividends/earnings on equity awards during covered year					$—
[+ excess fair value for equity award modifications]					$—
Compensation Actually Paid to PEO 4 (column (c-4))					$(8,283,944)
For Non-PEO Named Executive Officers (Average):
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$7,564,302	$720,376	$1,952,463	$3,033,187	$4,505,311
- SCT “Stock Awards” column value	$(7,103,914)	$(249,333)	$761,932	$2,148,633	$2,980,122
- SCT “Option Awards” column value	$—	$—	$—	$—	$—
+ year-end fair value of equity awards granted in covered year that are outstanding and unvested as of the covered year-end	$4,688,897	$784,665	$423,131	$1,447,245	$2,675,329
+/- change in fair value for equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$—	$94,177	$(1,023,866)	$(536,481)	$(106,643)
+ vesting date fair value of covered-year equity awards that vested in the covered year	$—	$—	$—	$—	$414,252
+/- change in fair value for prior-year equity awards that vested in the covered year	$(452,833)	$(101,437)	$(412,436)	$102,972	$(234,068)
- Prior year-end fair value of prior-year equity awards that fail to vest in the covered year	$—	$(157,889)	$20,000	$1,643,060	$735,110
+ Includable dividends/earnings on equity awards during covered year	$—	$—	$—	$—	$—
[+ excess fair value for equity award modifications]	$—	$—	$—	$—	$—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$4,696,453	$1,090,560	$157,360	$255,230	$3,538,951
*     The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation - Stock Compensation,” and does not differ materially from the methodology and assumptions the Company uses for financial reporting purposes when determining the grant date fair value of our equity awards reflected in the Summary Compensation Table.

(3) For each of 2024, 2023, 2022, 2021 and 2020, our TSR was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Stock Market on December 31, 2019 through and including the last day of the fiscal year covered (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our stock price at the end and the beginning of the Measurement Period, divided by (b) our stock price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the year-end values of such investment as of the end of 2024, 2023, 2022, 2021 and 2020, as applicable. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4) For purposes of this pay versus performance disclosure, our peer group is the Nasdaq 100 Index (the “Peer Group”). For each of 2024, 2023, 2022, 2021 and 2020, our peer group TSR was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the entities in our Peer Group.
(5) Net income is calculated in accordance with GAAP.
(6) Adjusted EBITDA is calculated as set forth in Appendix A.

Pay Versus Performance Relationship Descriptions

The following graphs provide, across the last three completed fiscal years: (a) a comparison between our cumulative total shareholder return (“TSR”) and the total shareholder return of the Peer Group; and (b) illustrations of the relationships between (i) the compensation
32 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

actually paid (“CAP”) to the PEO and the average CAP to our non-PEO NEOs and (ii) our TSR in column (f) and each of the performance measures set forth in columns (h) and (i) of the Pay Versus Performance table above.

Relationship of Compensation Actually Paid to Total Shareholder Return

Relationship of Compensation Actually Paid to Company Net Income

33 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Relationship of Compensation Actually Paid to Company Adjusted EBITDA*

* Adjusted EBITDA is a non-GAAP financial measure.

Tabular List

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal 2024 to our performance:

Revenue
Adjusted EBITDA*
Stock Price

* Adjusted EBITDA is a non-GAAP financial measure. See “Appendix A” for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss).”
34 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Equity Compensation Plan Information
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2024, including our 2011 Incentive Plan, and Employee Stock Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	7,027,181	6.00	6,117,844
Equity compensation plans not approved by security holders	—	—	—
Total	7,027,181	6.00	6,117,844
(1)This amount includes 2,625,000 shares that may be issued in connection with outstanding stock options, 670,783 shares that may be issued in connection with outstanding time-based RSUs, 3,714,481 shares that may be issued in connection with outstanding performance share units (reflected at maximum), and 16,917 shares that may be issued in connection with deferred stock units held by non-employee directors under the Director Compensation Plan.
(2)The weighted average exercise price is calculated based solely on the outstanding stock options to acquire 3,062,500 shares under our 2011 Incentive Plan. It does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.
(3)As of December 31, 2024, 5,843,911 shares remained available for issuance under the 2011 Incentive Plan, and 273,933 shares available for future issuance under the Employee Stock Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specific performance goals, called “performance awards” and cash incentive awards.
35 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2024, Robert Bass and Jason Harinstein served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2024, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.
36 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

COMPENSATION
COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Compensation Committee Jason Harinstein (Chair) Robert Bass

37 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

AUDIT
COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:

•accounting and financial reporting processes and the audit of the Company’s consolidated financial statements;
•the integrity of the Company’s consolidated financial statements;
•internal controls;
•legal compliance and ethics policies relating to accounting, internal controls and auditing matters;
•systems and policies to monitor and manage business risk;
•the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and
•the performance of the Company’s internal audit function.

The Audit Committee selects the Company’s independent registered public accounting firm, Deloitte, and approves the lead audit engagement partner, reviews the performance of the Company’s independent registered public accounting firm in the annual audit of the Company’s consolidated financial statements, including the selection and performance of the lead audit engagement partner, and reviews and approves the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. Deloitte has served as the Company’s independent registered public accounting firm since May 2017.

The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable Nasdaq and SEC rules and that Robert Bass, Jason Harinstein, and Ted Leonsis each qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Company’s 2024 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to the Board.

Management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting processes. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2024 with management.
2.The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm for fiscal year 2024, the matters required to be discussed under the Public Company Accounting Oversight Board standards.
3.The Audit Committee has received the written disclosures and the letter from Deloitte pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Deloitte its independence, including whether the provision of non-audit services is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such service for the Company.
38 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Audit Committee Robert Bass (Chair) Ted Leonsis Jason Harinstein

39 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services rendered by Deloitte for the audit of Groupon’s annual consolidated financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by Deloitte during this period.

Type of Fees	Year Ended December 31, 2024 ($)	Year Ended December 31, 2023 ($)
Audit Fees(1)	3,531,000	4,497,427
Audit-Related Fees(2)	99,088	62,391
Tax Fees(3)	—	—
All Other Fees	—	—
Total	3,630,088	4,559,818

(1)Audit Fees. Audit fees for the 2024 and 2023 fiscal years include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements, and audit, review and attest services rendered in connection with other regulatory or statutory filings.
(2)Audit-Related Fees. Audit-related fees for the 2024 and 2023 fiscal years include services in connection with registration statements or other SEC filings and participation in sponsored educational, informational or other activities.
(3)Tax Fees. Tax fees for the 2024 and 2023 fiscal years consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.

40 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

The Audit Committee pre-approved all audit-related fees, tax fees and all other fees in 2024.

41 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating Committee reviews potential conflicts of interest of directors. Pursuant to our related party transaction policy, all of the transactions set forth below were approved by our Audit Committee.

On December 28, 2016, we entered into a sublease for portions of our office space in Chicago, Illinois to Uptake, Inc. (“Uptake”), a Lightbank LLC (“Lightbank”) portfolio company. Lightbank is a private investment firm specializing in information technology companies. Eric Lefkofsky, our co-founder and former member of the Board, is a co-founder and managing partner of Lightbank. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party. In January 2023, we exercised our option to early terminate our lease at 600 West Chicago effective on January 31, 2024, which modified the sublease term to expire on January 30, 2024. Our lease at 600 West Chicago was terminated on January 31, 2024.

In 2023, the Company entered into an agreement (the “Standstill Agreement”) with PFC, Pale Fire Capital SICAV a.s., Dusan Senkypl and Jan Barta (Mr. Barta, collectively with PFC, Pale Fire SICAV and Mr. Senkypl the “Pale Fire Parties”). Pursuant to the Standstill Agreement, and in connection with the Board determining to irrevocably nominate each of Mr. Senkypl and Mr. Barta for reelection as members of the Board at the 2023 annual meeting of stockholders and appoint Mr. Senkypl as Interim CEO, the Pale Fire Parties agreed to, among other items, certain standstill restrictions, which include, but are not limited to (a) not acquiring beneficial ownership of more than 25% of the shares of the Company’s common stock outstanding, provided, that, for purposes of the foregoing ownership limitation, any shares (i) that the Pale Fire Parties or their affiliates acquire or have the right to acquire under the grant of 3,500,000 non-qualified stock options to purchase the Company’s common stock at a per share exercise price of $6.00 under the Groupon, Inc. 2011 Incentive Plan to Mr. Senkypl in connection with his appointment as Interim CEO, (ii) that the Pale Fire Parties or their affiliates acquire or have the right to acquire with respect to service as a member of the Board or as an officer of the Company, or (iii) that are underlying any cash-settled total return swap agreements entered into by the Pale Fire Parties or their affiliates referencing shares of the Company’s common stock shall not be counted; (b) not engaging in a proxy solicitation; and (c) not making any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, each of the foregoing subject to certain exceptions.

The Standstill Agreement was originally scheduled to terminate upon the earlier of (i) forty-five days following the date on which Mr. Senkypl shall cease to serve for any reason as Interim CEO or CEO of the Company and (ii) March 30, 2024. However, as previously disclosed, concurrently with the execution of a binding Backstop Agreement with Pale Fire Capital SICAV a.s. related to our $80.0 million fully backstopped rights offering, for which the subscription period expired on January 17, 2024 (the “Rights Offering”), the Pale Fire Parties amended and restated the Standstill Agreement to (a) modify the termination date from the earlier to occur of forty-five days following the date on which Mr. Senkypl shall cease to serve for any reason as Interim Chief Executive Officer or Chief Executive Officer of the Company to December 31, 2024; and (b) exclude any and all shares of common stock purchased by the Pale Fire Parties in connection with (i) their exercise of basic subscription rights prior to the expiration of the Rights Offering, (ii) fully purchasing any and all unsubscribed shares in the Rights Offering following it’s expiration, and (iii) the exercise of their over-subscription privileges, if applicable, from the Pale Fire Parties’ existing 25% beneficial ownership limitation. In addition, under the Amended and Restated Standstill Agreement, the Company determined to irrevocably nominate each of Mr. Senkypl and Mr. Barta for re-election as members of the Board at the Annual Meeting. The Standstill Agreement expired on December 31, 2024, its stated termination date.

42 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2025 for: each person who we know beneficially owns 5% or more of our outstanding capital stock; each of our directors and director nominees; each of our Named Executive Officers; and all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 39,791,555 shares of common stock outstanding as of April 17, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding RSUs held by that person that will vest within 60 days of April 17, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an “*”. Total percentages in the table below may not add due to rounding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage of Common Stock
Named Executive Officers and Directors
Dusan Senkypl(1)	13,690,425	34.41%
Jiri Ponrt(2)	116,400	*
Jan Barta(3)	10,181,070	25.59%
Robert Bass(4)	104,731	*
Jason Harinstein(5)	55,658	*
Theodore Leonsis(6)	223,948	*
All executive officers and directors as a group (6 persons)(7)	14,191,162	35.66%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
Eric Lefkofsky(8)	3,945,631	9.92%
Pale Fire Capital SE.(9)	10,181,070	25.59%
Windward Management LP(10)	2,297,806	5.77%
Continental General Insurance Co.(11)	2,282,732	5.74%
Linmar Capital Fund, LP(12)	1,999,812	5.03%
(1)Includes (a) 10,181,070 shares beneficially owned by the Pale Fire Reporting Persons (as defined below) as further explained in Footnote 9 with shared voting and dispositive power to all such shares, (b) 445,261 shares of common stock, (c) 3,062,500 vested, un-exercised stock options, and (d) 1,594 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(2)Includes 116,400 shares of common stock.
(3)Includes 10,181,070 shares beneficially by certain of the Pale Fire Reporting Persons as further explained in Footnote 9 with shared voting and dispositive power to all such shares.
(4)Includes (a) 92,406 shares of common stock, and (b) 12,325 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025.
(5)Includes (a) 44,147 shares of common stock, and (b) 11,511 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025.
43 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

(6)Includes (a) 205,257 shares of common stock, (b) 13,343 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025, and (c) 5,348 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(7)Includes all directors, nominees and current executive officers. Includes (a) 11,101,256 shares of common stock, (b) 42,615 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025, and (c) 6,942 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(8)Based on a Form 4 filed with the SEC on May 15, 2024, reporting shares of common stock beneficially owned by Mr. Lefkofsky. Mr. Lefkofsky served on our board until November 9, 2023. Open market purchases or sales, if any, by Mr. Lefkofsky of our common stock since the date that she ceased serving as a Board member are not known by us or reported in the table. Includes (a) 111,382 shares of common stock, and (b) 3,421,149 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Also includes 413,100 shares held by the Lefkofsky Family 2018 Trust, of which Mr. Lefkofsky is the sole trustee.
(9)Based on Schedule 13D/A filed with the SEC on February 6, 2025, reporting shares of common stock beneficially owned by Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., Pale Fire Capital SE (“Pale Fire”), Dusan Senkypl, and Jan Barta (collectively, the “Pale Fire Reporting Persons”). Dusan Senkypl and Jan Barta are two control persons of Pale Fire with Mr. Senkypl serving as Chairman of its board and Mr. Barta serving as Chairman of its supervisory board. Pale Fire Capital SICAV a.s. and Pale Fire Capital investicni spolecnost a.s., beneficially own 10,181,970 shares, with shared voting power and shared dispositive power to all such shares. Pale Fire, Dusan Senkypl and Jan Barta beneficially own 10,181,070 shares, with shared voting power and shared dispositive power as to all such shares. The principal address of Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., Pale Fire, Dusan Senkypl and Jan Barta is Zatecka 55/14, Josefov, 110 00 Prague 1, Czech Republic.
(10)Based on a Schedule 13G/A filed with the SEC on December 6, 2024, reporting shares of common stock beneficially owned by Windward Management LP, which is the investment manager of Windward Management Partners Master Fund Ltd. Windward Management LLC is the general partner of Windward Management LP, and Marc Chalfin is the controlling member of Windward Management LLC. Windward Management LP, Windward Management Partners Master Fund Ltd, Windward Management LLC, and Marc Chalfin (collectively, the “Windward Reporting Persons”) beneficially own 2,297,806 shares, with shared voting power and shared dispositive power as to all suc. The address of the Windward Reporting Persons is 1691 Michigan Avenue, Suite 510, Miami Beach, FL 33139.
(11)Based on a Schedule 13G filed with the SEC on March 21, 2025, reporting shares of common stock beneficially owned by Continental General Insurance Company (“CGIC”), Continental Insurance Group, Ltd. (“CIG”), Continental General Holdings LLC (“CGH”) and Michael Gorzynski (“Mr. Gorzynski” and, together with CGIC, CIG, and CGH, the “CIG Reporting Persons”).CGIC is a Texas domiciled life and health insurance company. CIG is a Delaware corporation. CGH is a Michigan limited liability company. Mr. Gorzynski is a citizen of the United States and Poland and is the Manager of CGH, Chairman & President of CIG, and Executive Chairman of CGIC. The CIG Reporting Persons beneficially own 2,282,732 shares. The CIG Reporting Persons have shared voting power and shared dispositive power as to all such shares. The address of CGIC, CIG, and CGH is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717. The address for Mr. Gorzynski is 595 Madison Avenue, 30th Floor, New York, NY 10022.
(12)Based on a Schedule 13G/A filed with the SEC on February 14, 2025, reporting shares of common stock beneficially owned by Linmar Capital Fund, LP (“Linmar”), Garnet Equity Capital Holdings, Inc. (“Garnet Equity”), AMS Investors, LLC ("AMS"), Joseph A. Cohen, and Abraham Morris Shamah (collectively, the “Linmar Reporting Persons”). Linmar is managed by Garnet Equity and AMS. The Linmar Reporting Persons beneficially own 1,999,812 shares, with shared voting power and shared dispositive power as to all such shares. The address for Linmar, Garnet Equity, AMS, Joseph A. Cohen, and Abraham Morris Shamah is 575 Madison Ave, Suite 1601, New York, NY 10022.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2024, except with respect to one late Form 4 for Ms. Netzly due in November 2024, due to inadvertent administrative errors by the Company.
44 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

IMPORTANT MEETING INFORMATION
Annual Meeting of Stockholders
TO BE HELD
June 11, 2025 | 10:00 am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601
Record Date
April 17, 2025
Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
MEETING AGENDA
1.Elect the five directors named herein.
Our Board unanimously recommends a vote “FOR” the election of all five director nominees.
2.Ratify Deloitte as our independent registered public accounting firm for fiscal year 2024.
Our Board unanimously recommends a vote “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2025.
3.Conduct an advisory vote to approve our Named Executive Officer compensation.
Our Board unanimously recommends a vote “FOR” the advisory approval of our Named Executive Officer compensation.
4.Transact other business that may properly come before the meeting.

Our Director Nominees
The following table provides summary information about each director nominee as of April 29, 2024. Each director is elected annually by a plurality of votes represented by the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Name	Age	Director Since	Position	Independent	Other Public Boards(1)
Theodore Leonsis	69	2009	Chairman	Yes	2
Dusan Senkypl	49	2022	Director and Chief Executive Officer	No	0
Jan Barta	39	2022	Director	Yes	0
Robert Bass	75	2012	Director	Yes	3
Jason Harinstein	49	2023	Director	Yes	1
(1)Includes directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Attendance

45 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Each director nominee is a current director. Each current director who served as a director for the entirety of 2024 attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.

Our Board unanimously recommends that stockholders vote “FOR” each of the director nominees named in this Proxy Statement. See “Board of Directors” and “Proposals to be Voted on at the Meeting – Proposal 1: Election of Directors” for more information.

Information About Our Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2025. Since May 2017, Deloitte has served as our independent registered public accounting firm and also has provided certain tax and other services. Our Board unanimously recommends that stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2025.

See “Fees of Independent Registered Public Accounting Firm” and “Proposals to be Voted on at the Meeting – Proposal 2: Ratification of Independent Registered Public Accounting Firm” for more information.

Executive Compensation Matters
Executive Compensation Advisory Vote
Our Board unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2024, as described more fully in this Proxy Statement.

See “Proposals to be Voted on at the Meeting – Proposal 3: Advisory Approval of Our Named Executive Officer Compensation” for more information.

Response to Ongoing Challenges. We navigated a significant number of challenges in 2024, including market uncertainties caused macroeconomic conditions, volatility in financial performance, executive transitions and restructuring actions. We responded to our unique circumstances in 2024 by making certain changes to our compensation programs while balancing the goals of stability and retention with incentivizing performance.

Pay for Performance. In 2024, Mr. Senkypl’s compensation was primarily in form of a single premium-priced option award with the exercise price set 82% above the grant date fair value. Mr. Senkypl’s cash compensation was set at the statutory minimum wage for the jurisdiction where he resides and he was not eligible for a bonus. We believe this compensation package is aligned with stockholder interests because an appreciation in stock price is required for Mr. Senkypl to realize the value of the award upon exercise.

Sound Design. As in prior years, we designed our executive officer compensation programs in 2024 to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our stockholders. We achieve our objectives through executive compensation programs that are designed to:

•Recruit and retain talented and experienced individuals who are able to navigate the unprecedented challenges and develop, implement, and deliver on long-term value creation strategies;
•Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•Provide a portion of compensation in elements that are directly tied to our long-term value and growth;
•Reward both company and individual performance and achievement; and
•Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.

46 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why am I receiving these materials?

A: The Board is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon’s Annual Meeting, which will take place on June 11, 2025. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Notice is being mailed on or about April 28, 2025 in connection with the solicitation of proxies on behalf of the Board.

Q: What information is contained in these materials?
A: The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon’s Annual Report, which includes our audited consolidated financial statements, is also enclosed with this Proxy Statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are three proposals to be voted on at the Annual Meeting:

•Elect the five director nominees named in this Proxy Statement to serve on our Board.
•Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025.
•Conduct an advisory vote to approve our Named Executive Officer compensation.
As of the date of this Proxy Statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Q: How does the Board recommend that I vote?

A: The Board recommends that you vote:

“FOR” the election of each of the five director nominees named in this Proxy Statement to serve on our Board.
“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025.
“FOR” the advisory approval of our Named Executive Officer compensation.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q: How many shares are entitled to vote?

A: Each share of Groupon’s common stock outstanding as of the close of business on April 17, 2025, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on the Record Date, 39,791,555 shares of common stock were outstanding and entitled to vote. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.
47 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q: May I attend the Annual Meeting?

A: You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 17, 2025. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 17, 2025. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 10, 2025. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.

Q: Can I change my vote or revoke my proxy?

A: If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•delivering a timely written notice of revocation to our Corporate Secretary c/o Legal Department at our corporate headquarters (35 W. Wacker, Floor 25, Chicago, Illinois 60601, Attention: Corporate Secretary c/o Legal Department);
•submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or
48 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

•attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.
Q: How are votes counted?

A: In the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” or abstain from voting with respect to the nominees. In tabulating the voting results for the election of directors, only votes “FOR” director nominees are counted. “WITHHOLD” votes and abstentions will not have an effect on the outcome of the election of directors.

For the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025 and the advisory vote to approve our Named Executive Officer compensation you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of these proposals. If you elect to abstain from voting on either of these proposals, the abstention shall have no effect with respect to such proposal.

If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2025, which is the only “routine matter” on our agenda. For additional information regarding treatment of “routine” and “non-routine” matters, please see “What are broker non-votes and what effect do they have on the proposals?” below.

Q: Who will count the votes?

A: A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Q: What is the quorum requirement for the Annual Meeting?

A: The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: Directors will be elected by a plurality of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote in the election of directors. A plurality means that the five persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected. "WITHHOLD" votes, abstentions and broker non-votes shall have no effect on the election of the nominees.

The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the following proposals: (i) the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025 and (ii) the advisory vote to approve our Named Executive Officer compensation. Abstentions shall have no effect on the outcomes of the following proposals: (i) the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025 and (ii) the advisory vote to approve our Named Executive Officer compensation. Broker non-votes shall have no effect on the outcome of the advisory vote to approve our Named Executive Officer compensation. If you do not give instructions to your broker on the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025, your broker will be entitled to exercise its discretion with respect to such proposal.

PFC, which is our largest stockholder and owned 10,181,070 shares, or approximately 26% of our outstanding common stock as of the Record Date, has advised us that it intends to vote all of its shares in favor of the each of the proposals. Dusan Senkypl, a director and our CEO, and Jan Barta, a director, are partners of PFC.

Q: What are broker non-votes and what effect do they have on the proposals?

A: Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. The ratification of the appointment of Deloitte as our independent registered public accounting firm is a routine matter. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial
49 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

owner on “non-routine” matters, such as the election of our directors and the advisory vote to approve our Named Executive Officer compensation.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote to approve our Named Executive Officer compensation. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which requires a plurality of votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote, or the advisory vote to approve our Named Executive Officer compensation each of which requires a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q: What does it mean if I receive more than one proxy card or voting instruction form?

A: It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.

Q: How can I get electronic access to the Proxy Statement and Annual Report?

A: The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q: How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A: To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as “householding” and can result in cost savings to us. A separate proxy card is included in the proxy materials for these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by email at IR@groupon.com or mail at 35 W. Wacker, Floor 25, Chicago, Illinois 60601, Attention: Investor Relations.

You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

50 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Q: How can I obtain an additional proxy card or voting instruction form?

A: If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•you are a stockholder of record, contact Groupon’s Investor Relations by mail at 35 W. Wacker, Floor 25, Chicago, Illinois 60601, email at IR@groupon.com; or
•you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.
Q: Who is the Company’s proxy solicitor?

A: The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to encourage voting by our stockholders for a base fee of $16,500, plus reimbursable expenses and customary charges. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the cost of soliciting proxies. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

If you have any other questions about the Annual Meeting or how to vote or revoke your proxy, you may contact our proxy solicitor at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by telephone at (800) 949-2583.
51 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

PROPOSALS TO BE VOTED
ON AT THE MEETING
Proposal 1
Election of Directors

Our Board currently has five members and all five of them are standing for re-election. Set forth below is a list of the five director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote. “WITHHOLD” votes, abstentions and broker non-votes shall have no effect on the election of nominees. The nominees were evaluated and recommended by the Nominating Committee in accordance with its Charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see “Board of Director Biographies.”

Each director nominee listed below has consented to being named in this Proxy Statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Our Board unanimously recommends a vote “FOR” the election to the Board of each of the following nominees:

Name	Position	Independent
Theodore Leonsis	Chairman of the Board	Yes
Dusan Senkypl	Director and Chief Executive Officer	No
Jan Barta	Director	Yes
Robert Bass	Director	Yes
Jason Harinstein	Director	Yes

Proxies solicited by the Board will be voted “FOR” each of the director nominees named above unless stockholders specify a contrary vote.

Proposal 2
Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2025. During 2024, Deloitte served as our independent registered public accounting firm and also provided certain tax and other services. For additional information, see “Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm.” Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes shall have no effect on the outcome of the vote.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
52 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Proxies solicited by the Board will be voted “FOR ”Proposal 2 unless stockholders specify a contrary vote.

Proposal 3

Advisory Approval of Our Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following Say-on-Pay resolution:

"RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this Proxy Statement.”

Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes shall have no effect on the outcome of the vote.

We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.

We are asking that stockholders vote to support the foregoing Say-on-Pay resolution, for the following reasons:

Response to Ongoing Challenges. We navigated a significant number of challenges in 2024, including market uncertainties caused by macroeconomic conditions, volatility in financial performance, executive transitions and restructuring actions. We responded to our unique circumstances in 2024 by making certain changes to our compensation programs while balancing the goals of stability and retention with incentivizing performance.

Pay for Performance. In 2024, Mr. Senkypl’s compensation was primarily in the form of a single premium-priced option award with the exercise price set 82% above the grant date fair value, and, following his appointment as permanent CEO on May 7, 2024, in the form of Performance Share Units award, with vesting linked to shareholder value creation through specific rigorous stock price hurdles, and service dates. Following Mr. Senkypl’s appointment as permanent CEO, his base salary rate was adjusted to $150,000 per year, and he became eligible for a performance cash bonus tied to Company performance against its Revenue and Adjusted EBITDA goals, with the target opportunity amount set at $150,000 and a maximum cap of 150% of this target amount. We believe this compensation package aligns with stockholder interests because an appreciation in stock price is required for Mr. Senkypl to realize the value of his awards upon any stock option exercises or for any PSUs to vest.

Sound Design. As in prior years, we designed our executive officer compensation programs in 2024 to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our stockholders. We achieve our objectives through executive compensation programs that are designed to:

•Recruit and retain talented and experienced individuals who are able to navigate the unprecedented challenges and develop, implement, and deliver on long-term value creation strategies;
•Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•Provide a portion of compensation in elements that are directly tied to our long-term value and growth;
•Reward both company and individual performance and achievement;
•Reflect our pay-for-performance philosophy; and
•Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.

Our Board unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

53 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Proxies solicited by the Board will be voted “FOR” Proposal 3 unless stockholders specify a contrary vote.
54 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

PROPOSALS OF STOCKHOLDERS FOR 2026 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices on December 29, 2025. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2026 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary c/o Legal Department of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December 29, 2025, and no later than January 28, 2026, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 11, 2026. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than Groupon nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2026 annual meeting of stockholders must be addressed to: Corporate Secretary c/o Legal Department, Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

55 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report, which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 17, 2025, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary c/o Legal Department, Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601.

DATED: April 28, 2025
56 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

APPENDIX A
Adjusted EBITDA Information and Reconciliation

Non-GAAP Financial Measure

In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Adjusted EBITDA and free cash flow. Those non-GAAP financial measures are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that those non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, those non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board to evaluate operating performance, generate future operating plans and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss).

We exclude stock-based compensation expense and depreciation and amortization because they are primarily non-cash in nature and we believe that non-GAAP financial measures excluding those items provide meaningful supplemental information about our operating performance and liquidity. For the year ended December 31, 2024 and 2023, special charges and credits included charges related to our Italy, 2022 and 2020 restructuring plans, gain on sale of assets and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results. For the foreign VAT assessments, we also considered the fact that we ceased operations in Portugal in 2016 and it is not part of our ongoing business. We have not engaged in any revenue-generating or payroll-related activity in Portugal since ceasing those operations nor do we intend to engage in these activities in that jurisdiction in the future.

Free cash flow. Free cash flow is a non-GAAP liquidity measure that comprises Net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view free cash flow as a complement to our Consolidated Statements of Cash Flows.

Non-GAAP Reconciliation
The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net income (loss) for the year ended December 31, 2024 (in thousands):

Net income (loss)	$(56,514)
Adjustments:
Stock-based compensation(1)	26,734
Depreciation and amortization	30,900
Restructuring and related charges	1,066
(Gain) on sale of assets	(5,160)
Foreign VAT assessments(2)	6,974
Other (income) expense, net(3)	39,185
Provision (benefit) for income taxes	26,123
Total adjustments	125,822
Adjusted EBITDA	$69,308
(1)Stock-based compensation excludes expense related to the 2024 Executive PSUs that are required to be settled in cash.
(2)The Foreign VAT assessments adjustment excludes related interest expense of $1.8 million for the year ended December 31, 2024 as the interest expense is included within Other (income) expense, net.
57 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

(3)Includes $1.6 million related to a loss on extinguishment of exchanged debt in connection with the Exchange and Subscription Agreements for the year ended December 31, 2024.
Our free cash flow for the year ended December 31, 2024 and reconciliation to the most comparable U.S GAAP financial measure, Net cash provided by (used in) operating activities, is as follows (in thousands):

Net cash provided by (used in) operating activities	$55,894
Purchases of property and equipment and capitalized software	(15,333)
Free cash flow	$40,561
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding the Company's future results of operations and financial position, business strategy and plans and the Company's objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe,", "confident," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company's financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the Company's forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company's ability to execute and achieve the expected benefits of the Company's go-forward strategy; execution of the Company's business and marketing strategies; volatility in the Company's operating results; challenges arising from the Company's international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in the Company's industry; providing a strong mobile experience for the Company's customers; managing refund risks; retaining and attracting members of the Company's executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; the Company's reliance on email, Internet search engines and mobile application marketplaces to drive traffic to the Company's marketplace; cybersecurity breaches; maintaining and improving the Company's information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting the Company's intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of the Company's independent contractors, agency workers, or employees; the Company's ability to remediate the Company's material weakness over internal control over financial reporting; risks relating to information or content published or made available on the Company's websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; the Company's ability to use the Company's tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; the Company's ability to raise capital if necessary; risks related to the Company's access to capital and outstanding indebtedness, including the Company's 1.125% convertible senior notes due March 2026 and the Company's 6.250% convertible senior secured notes due March 2027; the Company's Common Stock, including volatility in our stock price and financial markets; our ability to realize the anticipated benefits from the capped call transactions relating to the Company's 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of the Company's Annual Report on Form 10-K for the year-ended December 31, 2024, as well as in the Company's Consolidated Financial Statements, related notes, and the other financial information appearing elsewhere in this report and the Company's other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.
58 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

GROUPON, INC.
35 W. WACKER, FLOOR 25
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Investor Address Line 1
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59 | Groupon Proxy Statement and Notice of 2025 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

GROUPON, INC.
Solicited by the Board of Directors for the
Annual Meeting of Stockholders on June 11, 2025

The undersigned hereby appoints Kevin McCormick and Kyle Netzly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, IL 60601, at 10:00 A.M., Central Daylight Time, on June 11, 2025, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees may be asked to present a valid, government issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the record date April 17, 2025. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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60 | Groupon Proxy Statement and Notice of 2025 Annual Meeting